Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Praxis Precision Medicines, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share(1)	Rule 457(r)	(2)(3)	(4)	(4)	(5)	(5)
Fees to Be Paid	Equity	Preferred Stock, $0.0001 par value per share(1)	Rule 457(r)	(2)(3)	(4)	(4)	(5)	(5)
Fees to Be Paid	Debt	Debt Securities	Rule 457(r)	(2)(3)	(4)	(4)	(5)	(5)
Fees to Be Paid	Other	Warrants	Rule 457(r)	(2)(3)	(4)	(4)	(5)	(5)
Fees to Be Paid	Other	Units	Rule 457(r)	(2)(3)	(4)	(4)	(5)	(5)
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	Rule 415(a)(6)	$250,000,000.00(6)		$250,000,000.00(6)			Form S-3	333-277656	March 12, 2024	$36,900
	Total Offering Amounts					$1(6)		$0
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$0

(1)	Includes rights to acquire common stock or preferred stock under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(2)	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock, or other securities of the registrant, and (e) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange, or exercise of any securities that provide for such issuance.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend, or similar transaction.
(4)	The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities, or that are issued in units.
(5)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the filing fees relating to the securities that are registered and available for sale under this registration statement other than the fees in connection with the $250,000,000 of the registrant’s common stock that may be issued and sold from time to time under the Open Market Sale AgreementSM, dated March 5, 2024, as amended by Amendment No. 1 to Open Market Sale Agreement, dated December 23, 2024, with Jefferies LLC, as sales agent.
(6)	On March 5, 2024, the registrant filed a registration statement on Form S-3 (File No. 333-277656), or the Prior Registration Statement, with the Securities and Exchange Commission, which was declared effective on March 12, 2024. As of the date of this registration statement, $404,069,953.42 of the $750,000,000 of securities registered under the Prior Registration Statement remains unsold. The registrant is carrying forward to this registration statement $250,000,000 in aggregate offering price of securities that were previously registered under the Prior Registration Statement and remain unsold, or the Unsold Securities, pursuant to Rule 415(a)(6) under the Securities Act. The registrant previously paid a filing fee of $36,900 with respect to the Unsold Securities. The offering of securities under the Prior Registration Statement is terminated as of the date of effectiveness of this registration statement.

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